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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-) and related Prospectus of Global Partners LP and GLP Finance Corp. for the registration of common units representing limited partners interests of Global Partners LP, debt securities of Global Partners LP and GLP Finance Corp., and guarantees of the debt securities by subsidiaries of Global Partners LP, with an aggregate offering price not to exceed $611,047,500 and to the incorporation by reference therein of our reports dated March 12, 2010, with respect to the consolidated financial statements and schedule of Global Partners LP, and the effectiveness of internal control over financial reporting of Global Partners LP, included in its Annual Report (Form 10-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Boston, Massachusetts March 30, 2010

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm